                                                                     Exhibit 4.2


THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

                                December 1, 1999

                           BOSTON LIFE SCIENCES, INC.

                     Warrant for the Purchase of Shares of
                     --------------------------------------
                                  Common Stock
                                  ------------


No.  BLSI  -  [INSERT NUMBER]                             [INSERT NUMBER] Shares


FOR VALUE RECEIVED, BOSTON LIFE SCIENCES, INC., A Delaware corporation (the "Company"), hereby certifies that [INSERT NAME] or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on the date hereof (the "Initial Exercise Date") and prior to 5:00 P. M., New York City time, on December 1, 2004 (the "Termination Date", such date to be 5 years subsequent to the Initial Exercise Date), [INSERT NUMBER] fully paid and non-assessable shares of the Common Stock, $.01 par value per share, of the Company for an aggregate purchase price of [INSERT PRICE]computed on the basis of $6.00 per share. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock", (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price", (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price", (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

     1.   Exercise of Warrant
          -------------------

          (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Initial Exercise Date and prior to 5:00 P.
M. New York City time, on the Termination Date by the holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company.

          (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will instruct its transfer agent to (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, if any, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

     2.   Reservation of Warrant Shares; Listing.  The Company agrees that,
          --------------------------------------
prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock, including other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, except for the restrictions on sale or transfer set forth in the Securities Act of 1933, as amended (the "Act"), and free and clear of all preemptive rights and rights of first refusal; and (b) if the Company prepares and files a registration statement covering the shares of Common Stock issued or issuable upon exercise of this Warrant with the Securities and Exchange Commission (the "SEC") which registration statement is declared effective by the SEC under the Act and the Company lists its Common Stock on any national securities exchange, it will use its best efforts to cause the shares of Common Stock to this Warrant to be listed on such exchange.

     3.   Restriction on Transfer; Registration Under the Securities Act of
          ------------------------------------------------------------------
1933, as amended.
-----------------

          (a) Neither this Warrant nor any Shares issuable upon exercise hereof has been registered under the Securities Act of 1933, as amended (the "Act"), and none of such securities may be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to such securities, or (ii) pursuant to a specific exemption from registration under the Act but only upon a Holder hereof first having obtained the written opinion of counsel to the Company, or other counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "Blue Sky" or similar state securities law. Upon exercise, in part or in whole, of this Warrant, each certificate issued representing the Shares underlying this Warrant shall bear a legend to the foregoing effect.

          (b) Within one hundred eighty (180) days following the issuance of this Warrant, the Company shall prepare and file with the SEC, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company in order to comply with the provisions of the Act so as to permit a public offering and sale of the Warrant Shares by the Holder(s) for a consecutive period of two years or until the distribution described in the registration statement has been completed, whichever is shorter, provided that, for not more than thirty (30) consecutive Trading Days (or not more than sixty (60) consecutive Trading Days if the event giving rise thereto is an acquisition required to be reported in a Current Report on Form 8-K pursuant to Item 2 thereof) or for a total of not more than ninety (90) Trading Days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or registration statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the undersigned in writing of the existence of (but in no event, without the prior written consent of the undersigned, shall the Company disclose to such undersigned any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the undersigned in writing to cease all sales under such registration statement until the end of the Allowed Delay. The Company shall use its best efforts to cause the registration statement to become effective at the earliest possible time. "Trading Day" shall mean a day on which the national securities exchange or NASDAQ used to determine the Closing Bid Price is open for the transaction of business or the reporting of trades or, if the Closing Bid Price is not so determined, a day on which NASDAQ is open for the transaction of business.

          (c) The Company agrees that if, at any time during the period commencing on the date hereof and ending on the Termination Date, the Holder and/or the Holders of any other Warrants and Warrant Shares which have not previously been registered under the Act or which are not freely transferable without registration under the Act due to the lapse of time or otherwise and who or which shall hold greater than 65% of the Warrant Shares issued or issuable upon the exercise of the Warrants, shall request that the Company file a registration statement under the Act covering not less than 65% of the shares of the Warrant Shares issued or issuable upon the exercise of the Warrants, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such holders will be included in such registration statement at the Holder's and such holders' request, (ii) cause such registration statement to cover all such Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Common Stock which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will use its best efforts to maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holders to effect the proposed sale of other disposition; provided, however, that such period and the period during which the Company is required to keep the registration statement effective in connection with this Section shall not exceed the earlier of (A) 120 days from the date of effectiveness of such registration statement under the Act and (B) the date upon which the Holders have completed the sale or other disposition of the Warrant Shares. The Company shall be required to effect a registration or qualification pursuant to this Subsection on one occasion only.

          (d) The Company agrees that if, at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date, the Board of

Directors of the Company shall authorize the filing of a registration statement under the Act, other than a registration statement on Form S-8, S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such holders will be included in such registration statement at the Holder's and such holders' request, (ii) cause such registration statement to cover all of such Common Stock which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Common Stock which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will use its best efforts to maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition; provided, however, that such period and the period during which the Company is required to keep the registration statement effective in connection with this Section shall not exceed the earlier of (A) 120 days from the date of effectiveness of such registration statement under the Act and (B) the date upon which the Holders have completed the sale or other disposition of the Warrant Shares; provided, further, however that such period shall be extended for a period of time, not to exceed 120 days, equal to the period the Holders refrain from selling or disposing of any Warrant Shares in such registration at the request of the underwriter.

     Whenever the Company is required pursuant to the provisions of this Section 3 to include in a registration statement Warrant Shares, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Common Stock with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of such Common Stock, (ii) use its best efforts to register or qualify such Common Stock under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any Common Stock and each underwriter of such Common Stock being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that such Common Stock be sold; provided, however that the foregoing "piggyback" registration right shall be subject to the cutback in the sole discretion of the underwriter for the Company.

          (e) In connection with any registration under Section 3 hereof, the Company covenants and agrees as follows:

               (i) The Company shall furnish each Holder desiring to sell its securities such number of prospectuses as shall reasonably be requested.

               (ii) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holder(s)), fees and expenses in connection with all registration statements filed pursuant to Sections 3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

               (iii) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares and any other securities issuable upon exercise of the Warrants included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holder(s), provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (iv) The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (x) in such registration statement (as from time to time amended or supplemented); (y) in any post-effective amendment or amendments; or (z) in any application or other document or written communication (in this Section 3 collectively called an application) executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Warrant Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the American Stock Exchange, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder(s) expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Holder(s) or any controlling person of the Holder(s) in respect of which indemnity may be sought against the Company pursuant to this Section 3.e.(iv), the Holder(s) or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (which counsel shall be reasonably satisfactory to the Holder(s) or such controlling person), but the failure to give such notice shall not affect such indemnified person's right to indemnification hereunder except to the extent that the Company's defense of such action was materially adversely affected thereby. The Holder(s) or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses shall be at the expense of the Holder(s) or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company. Except as expressly provided above, in the event that the Company shall not previously have assumed the defense of any such action or claim, the Company shall not thereafter be liable to the Holder(s) or such controlling person in investigating, preparing or defending any such action or claim. The Company agrees promptly to notify the Holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the resale of the Warrant Securities or in connection with such registration statement.

               (v) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement. The Holder(s) further agree(s) that upon demand by an indemnified person, at any time or from time to time, they will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Holder(s) have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 3.e.(v), any such payment or reimbursement by the Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Holder(s).

               (vi) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

               (vii) If the offering in which these securities were acquired is an underwritten public offering, and the underwriter so requests, the Company shall furnish to each holder of shares participating in the offering and to each underwriter, if any, and the Placement Agent, a signed counterpart, addressed to such holder or underwriter, if any, and the Placement Agent, of (i) an opinion of counsel to the Company dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     4.   Fully Paid Stock; Taxes.  The Company agrees that the shares of the
          -----------------------
Common Stock represented by each and every certificate of Warrant Shares on the exercise of this Warrant shall be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and State stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof.

     5.   Adjustments for Purchase Price and Number of Shares.
          ---------------------------------------------------

     In the event that, prior to the issuance by the Company of all the Warrant Shares issuable upon exercise of this Warrant, there shall be any change in the outstanding common stock of the Company by reason of the declaration of stock dividends, or through stock splits or combinations, the remaining Warrant Shares still subject to this Warrant and the purchase price thereof (i.e. per Share Warrant Price) shall be appropriately adjusted (but without regard to fractions) by the Board of Directors of the Company to reflect such change.

     6.   Merger or Consolidation.
          -----------------------

     In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding common stock of the Company), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of his Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of common stock of the Company for which his Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provisions of this
Section 6 shall similarly apply to successive consolidations or mergers.

     7.   Limited Transferability; Successors.  This Warrant may not be sold,
          ------------------------------------
transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to
those of the Holder.   All the covenants, agreements, representations and
warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

     8.   Loss, Etc., of Warrant.  Upon receipt of evidence satisfactory to the
          ----------------------
Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     9.   Warrant Holder Not Shareholder.  Except as otherwise provided herein,
          ------------------------------
this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

     10.  Communication.  No notice or other communication under this Warrant
          -------------
shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is delivered personally, mailed by certified or registered first-class mail, postage prepaid, or sent via overnight courier addressed to:

          (a) The Company at 137 Newbury Street, 8th Floor, Boston, MA 02116 or other address as the Company has designated in writing to the Holder, or

          (b) the Holder at such address as the Holder designates in writing to the Company.

     11.  Headings.  The headings of this Warrant have been inserted as a matter
          --------
of convenience and shall not affect the construction hereof.

     12.  Applicable Law.  This Warrant shall be governed by and construed in
          --------------
accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and attested by its Secretary on the date indicated below.


                                                 BOSTON LIFE SCIENCES, INC.



                                                 By: ______________________
                                                     David Hillson
                                                     President

                                                 Date:  December 1, 1999


ATTEST:


_______________________
Joseph Hernon
Secretary

Date:  December 1, 1999

                                 SUBSCRIPTION
                                 ------------

          The undersigned, _______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to Subscribe for and purchase ________________ shares of the Common Stock, par value $.01 per share, of Boston Life Sciences, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:__________________                     Signature:_________________________

                                             Address:___________________________

                                                     ___________________________




                                  ASSIGNMENT
                                  ----------

          FOR VALUE RECEIVED______________ hereby sells, assigns and transfers unto ______________________the foregoing Warrant and all right evidenced thereby, and does irrevocably constitute and appoint
____________________________, attorney, to transfer said Warrant on the books of Boston Life Sciences, Inc.

Dated:__________________                     Signature:_________________________

                                             Address:___________________________

                                                     ___________________________




                              PARTIAL ASSIGNMENT
                              ------------------

          FOR VALUE RECEIVED __________________ hereby assigns and transfers unto ________________________ the right to purchase ___________ shares of the
Common Stock, par value $.01 per share, of Boston Life Sciences, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________________, attorney, to transfer that part of said Warrant on the books of Boston Life Sciences, Inc.


Dated:__________________                     Signature:_________________________

                                             Address:___________________________

                                                     ___________________________